UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 3150

Houston, TX 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Omnibus Agreement

On October 8, 2010, in connection with the closing of the transactions (the “Transaction”) contemplated by the Purchase Agreement among Crestwood Holdings LLC (f/k/a First Reserve Crestwood Holdings LLC), Quicksilver Resources Inc., Cowtown Gas Processing L.P. and Cowtown Pipeline L.P., dated July 22, 2010, as amended (the “Purchase Agreement”), Crestwood Midstream Partners LP (the “Partnership”) entered into an omnibus agreement (the “Omnibus Agreement”) with Crestwood Gas Services GP LLC (the “General Partner”) and Crestwood Holdings Partners, LLC (“Crestwood Holdings Partners”). The Omnibus Agreement addresses the following matters:

•

restrictions on Crestwood Holdings Partners’ ability to engage in certain midstream business activities or own, acquire or construct certain related assets in the eight counties in north Texas referred to in the Omnibus Agreement as the “Crestwood Counties;”

•	the Partnership’s obligation to indemnify Crestwood Holdings Partners for certain liabilities;

•

the Partnership’s obligation to reimburse Crestwood Holdings Partners for all expenses incurred by Crestwood Holdings Partners (or payments made on the Partnership’s behalf) in conjunction with Crestwood Holdings Partners’ provision of general and administrative services and operations services to the Partnership, including salary and benefits of Crestwood Holdings Partners personnel, the Partnership’s public company expenses, general and administrative expenses and salaries and benefits of the Partnership’s executive management who are Crestwood Holdings Partners’ employees; and

•	the Partnership’s obligation to reimburse Crestwood Holdings Partners for all insurance coverage expenses it incurs or payments it makes with respect to the Partnership’s assets.

The competition and business opportunity restriction provisions under the Omnibus Agreement will terminate on the earlier of August 10, 2017 or such time as Crestwood Holdings Partners or its affiliates cease to own a majority interest in the General Partner.

The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Indemnification Agreements

The General Partner has entered into a Director and Officer Indemnification Agreement with each of the directors and executive officers of the General Partner. These agreements are in the form previously used by the Partnership and require the General Partner to indemnify each director or officer and to advance expenses on behalf of each such director or officer to the fullest extent permitted by applicable law. These agreements shall be in addition to any other rights each director or officer may be entitled to under the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated February 19, 2008, the Certificate of Limited Partnership of the Partnership dated January 30, 2007 and the First Amended and Restated Limited Liability Company Agreement of the General Partner dated July 24, 2007, and applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Omnibus Agreement, dated October 8, by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC and Crestwood Holdings Partners, LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC, its general partner

Date: October 13, 2010	By:	/s/ Robert G. Phillips
Robert G. Phillips President and Chief Executive Officer